SECOND AMENDMENT TO

CONNECTICUT NATURAL GAS CORPORATION

DEFERRED COMPENSATION PLAN

The Connecticut Natural Gas Corporation Deferred Compensation Plan, as amended and restated effective March 1, 1999, as heretofore amended (the "Plan"), is hereby amended as follows effective immediately prior to the effective time of the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29,1999, by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co.:

1. By deleting Section 8.1 of the Plan and inserting in lieu thereof the following:

"8.1 Amendment and Termination.

(a) Prior to Change of Control. Prior to the occurrence of a Change of Control and, except as provided in Section 8.1(b), on and after the occurrence of a Change of Control, the Board of Directors of CNG may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, at any time. In no event may any member of the Board of Directors of CNG who is eligible to participate or who is participating in this Plan participate in any action described in the preceding sentence. If the Plan is terminated, the Account balances of all Participants, valued as of the date of termination, shall be paid to them as soon as practicable in a lump sum.

(b) After a Change of Control. On or after the effective date of a Change of Control, this Plan may not be modified or amended in any manner which is adverse to any person who was a Participant on June 29, 1999 (or Beneficiary or Beneficiaries thereof entitled to receive benefits under the Plan) unless the signed written consent to such amendment is obtained from such Participant (or such Beneficiary or Beneficiaries). From and after the occurrence of a Change of Control, the Plan may not be terminated without the consent of all persons who were Participants in the Plan as of June 29, 1999 and who continue to have Account balances under the Plan (and Beneficiaries thereof entitled to receive benefits under the Plan). If the Plan is so terminated, the Account balances of all Participants, valued as of the date of termination, shall be paid to them as soon as practicable in a lump sum. In no event may any member of the Board of Directors of CNG who is eligible to participate or who is participating in this Plan participate in any action describe in this Section 8.1 on behalf of CNG.

2. Except as hereinabove modified and amended, the amended and restated Plan (as amended) shall remain in full force and effect.

IN WITNESS WHEREOF, the Connecticut Natural Gas Corporation executes this Second Amendment this 14th day of December, 1999.

ATTEST: CONNECTICUT NATURAL GAS CORPORATION

By Jean S. McCarthy                          &n bsp;            &nbs p;

Its Vice President, Human Resources             ;